As filed with the Securities and Exchange Commission on July 23, 2008
 Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________

AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		13-3621676 (I.R.S. Employer Identification Number)
One State Street Plaza New York, New York 10004
(Address of Registrant's principal executive offices)

Ambac 1997 Equity Plan
Ambac 1997 Non-Employee Directors Equity Plan
(Full title of the plan)
_______________

Anne Gill Kelly, Esq.
Managing Director, Corporate Secretary
and Assistant General Counsel
Ambac Financial Group, Inc.
One State Street Plaza
New York, NY 10004
(212) 208-3355
(Name, address and telephone number of agent for service)
_______________
Copies to:
George Spera, Esq.
Shearman & Sterling
599 Lexington Avenue, New York, NY 10022
(212) 848-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, U.S.$0.01 par value per share:
Ambac 1997 Equity Plan	6,000,000	$2.14	$12,840,000	$504.61
Ambac 1997 Non-Employee Directors Equity Plan	79,975	$2.14	$171,146.50	$6.73
	120,025	$2.63	$315,665.75	$12.41
TOTAL:	6,200,000		$13,326,812.25	$523.75

(1)
This registration statement on Form S-8 (this “Registration Statement”) is being filed to register (i) 6,000,000 shares of common stock, U.S.$0.01 par value per share (“Common Stock”), of Ambac Financial Group, Inc. (the “Company”) available for issuance under the Ambac 1997 Equity Plan (the “Equity Plan”) and (ii) 200,000 shares of Common Stock of the Company available for issuance under the Ambac 1997 Non-Employee Directors Equity Plan (the “Directors Plan”).  Pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such number of additional shares that may become available for purchase pursuant to the Equity Plan and the Directors Plan in the event of certain changes in the outstanding shares of Common Stock, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2)
The proposed maximum offering price per share and proposed maximum offering price have been calculated (i) as to 120,025 shares under the Director Plan, based on a price of $2.63 per share, which was the weighted average price used to determine awards made prior to the date of the filing of this Registration Statement; and (ii) as to 6,000,000 shares under the Equity Plan and 79,975 shares under the Directors Plan, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices for the Company's Common Stock reported on the New York Stock Exchange on July 18, 2008.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-52449) that Ambac Financial Group, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 12, 1998, and of the Registration Statement on Form S-8 (File No. 333-110145) that the Company filed with the Securities and Exchange Commission on October 31, 2003, are hereby incorporated by reference.

Explanatory Statement

The shares covered by this Registration Statement may be offered and sold to employees and non-employee directors of the Company and its subsidiaries under the following plans:

•	6,000,000 shares under the Company's 1997 Equity Plan (the “Equity Plan”); and

•	200,000 shares under the Company's 1997 Non-Employee Directors Equity Plan (the “Directors Plan”).

On June 3, 2008, the Company's stockholders approved amendments to the Equity Plan and the Directors Plan that, among other things, increased by 6,000,000 the number of shares over which the Company may make awards under the Equity Plan and increased by 200,000 the number of shares over which the Company may make awards under the Directors Plan.

Information not in earlier registration statement

Item: 5	Interests of Named Experts and Counsel

Anne Gill Kelly, Esq., Managing Director, Corporate Secretary and Assistant General Counsel of the Company, has given an opinion on the validity of the securities being registered.  Ms. Kelly beneficially owns, or has the right to acquire under Ambac's employee benefit plans, an aggregate of less than 1% of Ambac's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act, Ambac Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 23, 2008.

AMBAC FINANCIAL GROUP, INC.

By:	/s/ Anne Gill Kelly
	Name:	Anne Gill Kelly
	Title:	Managing Director, Corporate Secretary and Assistant General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Gregg L. Bienstock, Kevin J. Doyle and Anne Gill Kelly as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the indicated capacities on July 22, 2008.

Signature	Title

/s/ Michael A. Callen	Chairman and Interim President and Chief
Michael A. Callen	Executive Officer (Principal Executive Officer)

/s/ Sean T. Leonard	Senior Vice President and Chief Financial
Sean T. Leonard	Officer (Principal Financial and Accounting Officer)

Director
Jill M. Considine

/s/ Paul DeRosa	Director
Paul DeRosa

/s/ Philip N. Duff	Director
Philip N. Duff

/s/ Thomas C. Theobald	Director
Thomas C. Theobald

/s/ Laura S. Unger	Director
Laura S. Unger

/s/ Henry D.G. Wallace	Director
Henry D. G. Wallace

Exhibit Index

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Document

4.01
Conformed Copy of the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on July 11, 1997. (Filed as Exhibit 4.05 to the Company's Quarterly Report for the quarter ended September 30, 1997 and incorporated herein by reference.)

4.02
Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on May 13, 1998. (Filed as Exhibit 4.04 to the Ambac Financial Group Inc.'s Quarterly Report for the quarter ended June 30, 1998 and incorporated herein by reference.)

4.03
Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on May 28, 2004. (Filed as Exhibit 3.03 to Ambac Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.)

4.04*
Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on June 20, 2008.

4.05	By-laws of the Company, as amended through May 8, 2007. (Filed as Exhibit 3.05 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.)

4.06
Definitive Engraved Stock Certificate representing shares of Common Stock. (Filed as Exhibit 4.01 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.)

4.07*	Ambac 1997 Equity Plan, as amended through June 3, 2008.

4.08*	Ambac 1997 Non-Employee Directors Equity Plan, as amended through June 3, 2008.

5.01*	Opinion of Anne Gill Kelly, Managing Director, Corporate Secretary and Assistant General Counsel of Ambac Financial Group, Inc.

23.01*	Consent of KPMG LLP.

23.02*	Consent of Anne Gill Kelly (included in Exhibit 5).

24.01*	Power of Attorney (included on signature pages).

* Filed herewith